Exhibit No. 7(c)

              AMENDED AND RESTATED MASTER SELECTED DEALER AGREEMENT

                                                                   June 11, 1984

Paine Webber Incorporated
1285 Avenue of Americas
New York, New York  10019


Gentlemen:

      1. GENERAL. We understand that PaineWebber Incorporated ("PW") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") wherein PW (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means, in the case of an Offering registered under the Securities Act of 1933 (the "Securities Act"), any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities and, in the case of an Offering not registered under the Securities Act, any preliminary offering circular relating to an Offering of Securities or any preliminary offering circular supplement together with an offering circular relating to an Offering of Securities; the term "Prospectus" means in the case of an Offering registered under the Securities Act of 1933 (the "Securities Act"), the prospectus, together with the final prospectus supplement, if any, relating to such Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act and, in the case of an Offering not registered under the Securities Act, the final offering circular, including any supplements, relating to such Offering of Securities.

      2. CONDITIONS OF OFFERING; ACCEPTANCE AND PURCHASE. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(b)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any


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Offering  should  be  sent  to  PaineWebber  Incorporated,  1285  Avenue  of the
Americas, New York, New York 10019. You reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day's prior notice to us, by certified or official bank check in New York Clearing House funds payable to the order of PaineWebber Incorporated, against delivery of certificates evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(b) with respect to such Securities.

      Unless  we  promptly   give  you  written   instructions   otherwise,   if
transactions in the Securities may be settled through the facilities of The Depository Trust Company, payment for and delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

      3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (a) PROSPECTUSES. You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Offering as we may reasonably request. If the Securities will be registered under the Securities Act, we represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith; we agree to keep an accurate record of our distribution (including dates, number of copies and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished; and we agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. If the Securities will not be registered under the Securities Act, we agree that we will deliver all preliminary and final offering circulars required for compliance with the applicable laws and regulations governing the use and distribution of the offering circulars by underwriters, and, to the extent consistent with such laws and regulations, we confirm that we have delivered and agree that we will deliver all preliminary and final offering circulars which would be required if the provisions of Rule l5c2-8 under the Exchange Act applied to this offering. We agree that in purchasing Securities in an Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

      (b) OFFER AND SALE OF THE PUBLIC. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the

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public offering price,  except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Section 24(c) of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(e).

      (c) STABILIZATION AND OVER-ALLOTMENT. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account and to stabilize or maintain the market price of the Securities. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3 (b) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(b) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such commission upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest and dividends paid in connection with such purchase or contract to purchase.

      (d) OPEN MARKET TRANSACTIONS. We agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other securities of the issuer of the Securities of the same class and series or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of such issuer, except to the extent permitted by Rule 10b-6 under the Exchange Act as interpreted by the Securities and Exchange Commission. An opening uncovered writing transaction in options to acquire Securities for our account or for the account of any customer shall be deemed, for purposes of the preceding sentence, to be a transaction effected by us in or relating to put or call options on stock of the Company not permitted by Rule 10b-6. The term "opening uncovered writing transaction" means an opening sale transaction where the seller intends to become a writer of an option to purchase stock which it does not own or have the right to acquire upon exercise of conversion or option rights.

      (e) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the NASD, or, if not such a member, a foreign dealer not eligible for membership. If we are such a member we agree that in making sales of the Securities we will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Fee-Riding and Withholding and Section 24 of Article III of the Rules of Fair Practice. If we are such a foreign dealer, we agree not to offer or sell any Securities in the United States of America except through you and in making sales of Securities outside the United States of America we agree to comply as though we were a member with such Interpretation and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice and to comply with Section 25 of such Article III as it applies to a nonmember broker or dealer in a foreign country.

      (f) RELATIONSHIP AMONG UNDERWRITERS AND SELECTED DEALERS. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any claim, demand or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand or liability.

      (g) BLUE SKY LAWS. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale under the respective securities of "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

      (h) COMPLIANCE WITH LAW. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD and the applicable rules and regulations of any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; PROVIDED, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

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      4.  TERMINATION;   SUPPLEMENTS  AND  AMENDMENTS.  This  agreement  may  be
terminated by either party hereto upon five business days' written notice to the other party; PROVIDED that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(b) and (d) with regard to any Offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

      5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

      6. GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

      By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to other terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually or as representative of any Underwriters, (ii) confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and
(iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

                                Very truly yours,

                                (Name of Firm)

                                By
                                  -------------------

Confirmed, as of the date first above written.

PAINEWEBBER INCORPORATED.

By
  ---------------------
      Vice President

                    [Letterhead of PaineWebber Incorporated]

                                     NOTICE
                                     ------

To:  All persons party with
     PaineWebber Incorporated ("PaineWebber") to the Amended and Restated Master Selected
     Dealer Agreement (the "Agreement"),
     dated June 11, 1984

     Pursuant to Section 4 of the Agreement, PaineWebber hereby notifies you that effective as of this date, the following provision of the Agreement is amended:

          The fourth sentence of Section 4 is hereby amended by deleting the word "thirtieth" and inserting in its place the word "forty-fifth" so, that as so amended, such sentence shall read in its entirety as follows: "The terms and conditions set forth in Sections 3(b) and (d) with regard to any Offering will terminate at the close of business on the forty fifth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time."

     Please acknowledge your receipt of this Notice by signing the enclosed copy of this Notice where indicated and returning it to: PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: _____________

                                   Very truly yours,

                                   PAINEWEBBER INCORPORATED


                                   By:_____________________


Acknowledged and Received:


_________________________
  [Print Name of Firm]


By:______________________
Title: